EXHIBIT 99.1

EMERALD PLANTS HEALTH SOURCE ANNOUNCES CLOSING OF FUTURE CANNABIS CULTIVATION SITE IN MERRITT, BC.

FOR IMMEDIATE RELEASE

VANCOUVER, FEBRUARY 26, 2019 / CNW / - Emerald Plants Health Source (OTCQB:STNN) (“EPHS” or the “Company”), is pleased to announce it has officially closed on a 56-acre site in Merritt, B.C. EPHS is now ready to proceed with their submissions for Development and Building permits with the City of Merritt.

Located on industrial properties, the site is zoned M1 for both cannabis and technology infrastructure, which will allow EPHS to pursue their vision of building a state-of-the-art cannabis cultivation facility and campus. Utilizing proven technology that can handle power and infrastructure automation, the future plans of the Merritt site will serve to lower the companies COGs significantly to an industry low of ~$0.50. With plans in place, EPHS will produce indoor connoisseur-quality craft cannabis at scale, with plans to phase in 1.2 M sq. ft. over the next 5 years.

EPHS President, Stevan Perry stated, “I’ve had my eye on this perfect piece of land for several years and can proudly confirm that we now own it! There are very few sites that have access to a wide range of low-cost power assets, on site services and that are located in a town primed for new industry.” Further, the closing of the Tolko Mill in 2016 has put pressure on Merritt council to push for new industry and stimulate economic development. Perry further states, “This is another great milestone for our company, and we commit to working with the City of Merritt and its community as our project unfolds.”

Along with it’s licensed Montreal cultivation facility, the Merritt site is a key driver to provide confidence to existing and future shareholders that EPHS is executing on their vision of having a national Canadian presence. “We now have an East and West coast presence to serve the demanding Canadian and international cannabis markets. Our team is excited to continue down the path of becoming the lowest cost producer of craft cannabis at scale, in Canada,” commented Mr. Perry.

ABOUT EPHS

EPHS Holdings Inc. (OCTQB: STNN) is a Montreal based wellness-focused company and licensed producer of connoisseur-quality craft grown cannabis, pursuant to the Cannabis Regulations under the Cannabis Act (Canada). With over 25 years of combined cannabis cultivation and power management experience, the team at EPHS will provide the Canadian and global cannabis markets with connoisseur-quality craft grown cannabis at the lowest possible cost. EPHS is committed to fostering B2B relationships along with purchasing, licensing, and/or developing authentic brands to support its craft quality cultivation outputs.

FORWARD LOOKING STATEMENTS
Certain statements contained in this news release constitute “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, estimations, and projections at the time the statements are made, and involve risks and uncertainties which could cause actual results or events to differ materially from those currently anticipated, including, but not limited to, delays, difficulties, changed strategies, or unanticipated factors or circumstances affecting EPHS Holdings Inc. and its business. Any forward-looking statement speaks only as of the date on which the statement is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, one should be mindful of the risk factors and other cautionary statements found in the Company's filings with the SEC, including, but not limited to, its Form 10, its subsequent Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The risk factors and other factors noted in the Company's SEC filings could cause actual results to differ materially from those contained in any forward-looking statement.

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About Emerald Plants Health Source

www.ephsholdings.com

Contact

info@ephsholdings.com

1-516-754-7604